                                                                     EXHIBIT 4.1

INTERACTIVE DATA

14 Wall Street
New York, N.Y. 10005
Telephone 212-285-0700

                                                                  APRIL 28, 1999

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE CHASE MANHATTAN BANK
4 NEW YORK PLAZA--6TH FLOOR
NEW YORK, NY 10081

RE: THE MERRIL LYNCH FUND OF STRIPPED ('ZERO') U.S. TREASURY SECURITIES, SERIES
    L (A UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED
    INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-76661

Gentlemen:

     We have examined the Registration Statement for the above captioned fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          JAMES PERRY
                                          Vice President